EXHIBIT 23.2









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use of our report in this Registration Statement on Form SB2/A-2 pertaining to 17,645,365 shares of PowerChannel, Inc. common stock of our report dated April 16, 2004 on the consolidated financial statements of PowerChannel, Inc. for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                         /s/ WOLINETZ, LAFAZAN & COMPANY, P.C.
                                         -------------------------------------
                                             WOLINETZ, LAFAZAN & COMPANY, P.C.



Rockville Centre, New York
September 9, 2004